UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2011

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)           On May 10, 2011, The First Marblehead Corporation (the "Corporation") announced that its board of directors (the "Board of Directors"), in consultation with management, the audit committee of the Board of Directors (the "Audit Committee") and KPMG LLP, the Corporation’s independent registered public accounting firm, concluded that certain unaudited financial statements previously issued by the Corporation should no longer be relied upon.

In order to correct errors in the recording of certain non-cash items, as described below, the Corporation will restate the unaudited financial statements contained in the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2010 (the "Q1 Form 10-Q") and the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2010 (the "Q2 Form 10-Q").  The Corporation expects to file the restated Q1 Form 10-Q and the restated Q2 Form 10-Q, as well as the Corporation’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011 (the "Q3 Form 10-Q"), no later than May 16, 2011.

Non-Controlling Interest Accounting

Effective July 1, 2010, the Corporation adopted Accounting Standards Update ("ASU") 2009-16, Transfers and Servicing (Topic 860)—Accounting for Transfers of Financial Assets ("ASU 2009-16"), and ASU 2009-17, Consolidation (Topic 810)—Improvements to Financial Reporting by Enterprises Involved With Variable Interest Entities ("ASU 2009-17").  As a result, the Corporation consolidated 14 securitization trusts that were previously accounted for off-balance sheet.

The Corporation does not own any of the residual interests in 11 of the consolidated trusts (the "NCSLT Trusts").  Under ASU 2009-17, the Corporation is nonetheless required to consolidate the NCSLT Trusts as a result of its additional structural advisory fee receivables from the NCSLT Trusts and its services provided to the NCSLT Trusts related to default prevention and collections management.

In the Q1 Form 10-Q and the Q2 Form 10-Q, the Corporation, in consultation with KPMG LLP, presented the equity interests in the NCSLT Trusts as “non-controlling interests” in the Corporation’s balance sheets, as a separate component of stockholders’ equity.  In addition, in its statements of operations, the Corporation allocated the net losses generated by the NCSLT Trusts to non-controlling interests.  The net losses of the NCSLT Trusts did not, therefore, directly impact the net loss, loss per share or equity available to the Corporation’s stockholders.

On May 9, 2011, KPMG LLP reported to the Board of Directors and the Audit Committee that the Corporation’s allocations to non-controlling interests are not consistent with U.S. generally accepted accounting principles ("GAAP").  Instead, under GAAP the NCSLT Trusts' asset performance should be allocated to the Corporation until the trusts are deconsolidated or trust liabilities are extinguished.

As a result, the Board of Directors has determined that the Corporation will restate the unaudited financial statements contained in the Q1 Form 10-Q and the Q2 Form 10-Q, to eliminate the allocation of losses generated by the NCSLT Trusts to non-controlling interests in the Corporation’s statements of operations. The Corporation’s restated financial results will include the loss from the NCSLT Trusts in the Corporation’s net loss, net loss per share and retained earnings.  The Corporation’s balance sheets as of September 30, 2010 and December 31, 2010 will reflect in retained earnings, rather than as a separate component of stockholders’ equity, the deficit generated by the NCSLT Trusts, although the Corporation has no obligation to fund such deficit.  The Corporation also intends to amend its Current Report on Form 8-K filed on March 16, 2011, which filed an audited consolidated balance sheet of the Corporation as of July 1, 2010, to reflect this revised presentation.

The Corporation expects to include in the Q3 Form 10-Q and in subsequent periodic filings certain non-GAAP financial metrics that will have the effect of excluding the results of the NCSLT Trusts from the Corporation’s net income or loss, net income or loss per share and retained earnings or accumulated deficit.  Although accounting standards require that the assets and liabilities of the NCSLT Trusts be included in the Corporation’s balance sheets, the NCSLT Trusts have been structured to provide recourse only to the assets of that particular securitization trust and not to the assets of the Corporation, its subsidiaries or any other securitization trust.  In addition, although accounting standards require that the net losses or income of the NCSLT Trusts be included in the Corporation’s statements of operations, the Corporation’s rights to receive income generated by the NCSLT Trusts are limited to the collection of fees for services provided.   Accordingly, the Corporation believes that providing this non-GAAP information will assist investors in evaluating the financial and operating performance of the Corporation.

Deferred Tax Assets

The restated unaudited financial statements to be included in the Q1 Form 10-Q and the Q2 Form 10-Q will also include non-cash adjustments to the Corporation’s net deferred tax asset.  The Corporation recognized certain deferred income tax benefits in the first and second quarters of fiscal 2011 for which a valuation allowance should have been applied. The deferred income tax benefits related primarily to federal income tax benefits for net operating loss carryforwards.

In addition, the Corporation will increase the valuation allowances established in periods prior to July 1, 2010 in connection with certain deferred tax assets by approximately $27 million in fiscal 2009 and $25 million in fiscal 2010.  The affected deferred tax assets relate primarily to federal income tax benefits related to reserves established for certain state income tax liabilities and unrealized losses included in the Corporation's financial statements for decreases in the estimated fair value of education loans held for sale by its indirect subsidiary UFSB Private Loan SPV, LLC (“UFSB-SPV”), which was deconsolidated upon the adoption of ASU 2009-16 and ASU 2009-17.  The adjusted valuation allowance of $37 million pertaining to UFSB-SPV for prior periods was credited to retained earnings as of July 1, 2010, the effective date of the deconsolidation of UFSB-SPV.  The overall net effect to retained earnings as a result of these changes was approximately $16 million.

Impact on Historical Financial Results

The Corporation reported the following in the Q1 Form 10-Q and Q2 Form 10-Q:

	As of
	September 30, 2010	December 31, 2010
	(dollars in thousands)
Net deferred tax asset	$4,969	$5,929
Retained earnings	62,985	61,535
Non-controlling interests	(1,029,637)	(1,059,871)
Total deficit	(707,727)	(738,245)

	Three Months Ended
	September 30, 2010	December 31, 2010
	(dollars in thousands, except per share amounts)
Income tax benefit (expense)	$2,585	$796
Net loss	(61,301)	(31,684)
Net loss attributable to non-controlling interests	50,680	30,234
Net loss attributable to First Marblehead stockholders	(10,621)	(1,450)
Net loss per share	(0.11)	(0.01)

As a result of the restatements described above, the Corporation expects to report the following in the restated Q1 Form 10-Q and the restated Q2 Form 10-Q:

	As of
	September 30, 2010	December 31, 2010
	(dollars in thousands)
Net deferred tax liability	$1,875	$2,060
Accumulated deficit	(986,262)	(1,019,699)
Total deficit	(727,337)	(759,608)

	Three Months Ended
	September 30, 2010	December 31, 2010
	(dollars in thousands, except per share amounts)
Income tax benefit (expense)	$(1,082)	$(957)
Net loss	(64,968)	(33,437)
Net loss per share	(0.64)	(0.33)

The restated Q1 Form 10-Q and the restated Q2 Form 10-Q will also include adjustments to corresponding three- and six-month periods of the fiscal year ended June 30, 2010 for the prior period impact of accounting for deferred tax assets.

The Board of Directors, the Audit Committee and management have each discussed with KPMG LLP the matters disclosed in this Item 4.02 of this Current Report on Form 8-K.  In light of the matters disclosed in this Current Report, management is reassessing the effectiveness of the Corporation's internal controls over financial reporting and disclosure controls and procedures, and the Corporation plans to report the results of this assessment in a future filing.

On May 10, 2011, the Corporation issued a press release regarding the restatements described in this Item 4.02 of this Current Report on Form 8-K, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

99.1	Press release dated May 10, 2011 entitled, "First Marblehead Announces Restatement of Fiscal 2011 Quarterly Financial Statements."

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: May 10, 2011	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release dated May 10, 2011 entitled, "First Marblehead Announces Restatement of Fiscal 2011 Quarterly Financial Statements."